EXHIBIT 10.1
April 27, 2017
CEOF II DE I AIV, L.P.
CEOF II Coinvestment (DE), L.P.
CEOF II Coinvestment B (DE), L.P.
c/o The Carlyle Group
520 Madison Avenue, 39th Floor
New York, NY 10022
Attn: Rodney Cohen, David Stonehill
Ladies and Gentlemen:
Reference is made to that certain Investment Agreement, dated November 30, 2015, by and among (i) CEOF II DE I AIV, L.P., CEOF II Coinvestment (DE), L.P. and CEOF II Coinvestment B (DE), L.P. (collectively, the “Investors”), (ii) SEACOR Holdings Inc. and (iii) SEACOR Marine Holdings Inc. (such agreement, the “Investment Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Investment Agreement.
Each Investor hereby consents to (i) the Distribution Agreement in the form filed as Exhibit 2.1 to the Company’s Information Statement on Form 10 filed with the Securities and Exchange Commission on December 14, 2016, as amended by Amendment No.1 thereto filed on February 10, 2017 (the “Information Statement”), subject to a change with respect to the definition of “Distribution” on the first page thereof as set forth on Exhibit A to this letter agreement, (ii) the Transition Services Agreement between SEACOR Holdings Inc. and SEACOR Marine Holdings Inc. in the form filed as Exhibit 10.1 to the Information Statement, (iii) the Transition Services Agreement between SEACOR Marine Holdings Inc. and SEACOR Holdings Inc. in the form filed as Exhibit 10.2 to the Information Statement, (iv) the Tax Matters Agreement in the form filed as Exhibit 10.3 to the Information Statement and (v) the Employee Matters Agreement in the form filed as Exhibit 10.4 to the Information Statement, subject to changes in Section 7.4 thereof as set forth on Exhibit B to this letter agreement (collectively, the “Spin-Off Agreements”). Consistent with Section 3.01(c) of the Investment Agreement, the terms of the Spin-Off Agreements may be modified, amended or supplemented, and additional agreements between SEACOR Holdings Inc. and SEACOR Marine Holdings Inc. may be executed and delivered; provided that no modification, amendment, supplement or additional agreement that would be adverse to SEACOR Marine Holdings Inc. and its Subsidiaries or the Investors’ interest therein in any material respect shall be effected without the prior written consent of the Investors.
This letter may be executed and delivered (including by facsimile or email transmission) in one or more counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The provisions of Section 4.01 through Section 4.13 of the Investment Agreement are hereby incorporated by reference.

[Signature Page Follows]

Sincerely,

SEACOR Holdings Inc.

By:	/s/ MATTHEW CENAC
Name:	Matthew Cenac
Title:	Executive Vice President and
Chief Financial Officer

SEACOR Marine Holdings Inc.

By:	/s/ MATTHEW CENAC
Name:	Matthew Cenac
Title:	Executive Vice President and
Chief Financial Officer
Agreed to and Accepted:

CEOF II DE I AIV, L.P.

By:	/s/ DAVID STONEHILL
Name:	David Stonehill
Title:	Managing Director

CEOF II COINVESTMENT (DE), L.P.

By:	/s/ DAVID STONEHILL
Name:	David Stonehill
Title:	Managing Director

CEOF II COINVESTMENT B (DE), L.P.

By:	/s/ DAVID STONEHILL
Name:	David Stonehill
Title:	Managing Director

Exhibit A

DISTRIBUTION AGREEMENT
This Distribution Agreement (this “Agreement”), is dated as of , 2017, by and between SEACOR Holdings Inc., a Delaware corporation (“SEACOR”), and SEACOR Marine Holdings Inc., a Delaware corporation and a wholly owned subsidiary of SEACOR (“SEACOR Marine” and, together with SEACOR, the “Parties”).
WHEREAS, the Board of Directors of SEACOR has determined that it is in the best interests of SEACOR and its stockholders to separate the business of SEACOR Marine, all as more fully described in the Registration Statement (the “SEACOR Marine Business”), from SEACOR’s other businesses on the terms and conditions set forth herein;
WHEREAS, the Board of Directors of SEACOR has authorized the distribution to the holders of the issued and outstanding shares of common stock, par value $0.01 per share, of SEACOR (the “SEACOR Common Stock”) as of the Distribution Record Date of all of the issued and outstanding shares of common stock, par value $0.01 per share, of SEACOR Marine (each such share is individually referred to as a “SEACOR Marine Share” and collectively referred to as the “SEACOR Marine Common Stock”) of, for every one share of SEACOR Common Stock, one SEACOR Marine Share multiplied by a fraction, the numerator of which is 17,671,356 and the denominator of which is the number of shares of SEACOR common stock outstanding on the Distribution Date ~~and the denominator of which is 17,671,356~~ (the “Distribution”);
WHEREAS, the Boards of Directors of SEACOR and SEACOR Marine have each determined that the Distribution, the other transactions contemplated by this Agreement and the Ancillary Agreements are in the best interests of their respective companies and stockholders, as applicable, and have approved this Agreement and each of the Ancillary Agreements; and
WHEREAS, the Parties have determined to set forth the principal corporate and other transactions required to effect the Distribution and to set forth other agreements that will govern certain other matters prior to and following the completion of the Distribution.
NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Parties hereby agree as follows:

Exhibit B

Section 7.4   SEACOR Restricted Shares.  Except as set forth on Schedule 7.4, upon the Distribution:
(a)    Individuals Other than SEACOR Marine Employees.  Holders of SEACOR Restricted Shares (other than individuals who are SEACOR Marine Employees) will each receive, for every one share of SEACOR Common Stock that such individual holds immediately prior to the Distribution, a dividend of one fully vested share of SEACOR Marine Common Stock multiplied by a fraction, the numerator of which is 17,671,356 and the denominator of which is the number of shares of SEACOR Common Stock outstanding on the Distribution Date ~~and the denominator of which is 17,671,356~~.  The other terms and conditions of such individual’s SEACOR Restricted Shares will remain the same for such SEACOR Restricted Shares including, without limitation, continued vesting pursuant to the current terms of the awards.  In lieu of fractional shares, each holder that would otherwise receive a fractional share shall be paid an amount in cash (without interest) in accordance with Section 2.1(b) of the Distribution Agreement.
SEACOR Marine Employees.  Each SEACOR Marine Employee who is a holder of SEACOR Restricted Shares immediately prior to the Distribution will receive, for every one share of SEACOR Common Stock that such individual holds immediately prior to the Distribution, a dividend of one share of SEACOR Marine Common Stock (subject to the immediately following sentence), multiplied by a fraction, the numerator of which is 17,671,356 and the denominator of which is the number of shares of SEACOR Common Stock outstanding on the Distribution Date ~~and the denominator of which is 17,671,356~~ (each such share, a “SEACOR Marine Restricted Dividend”).  Each SEACOR Marine Restricted Dividend will continue to be subject to the same terms applicable to the SEACOR Restricted Share to which such SEACOR Marine Restricted Dividend relates, including, without limitation, continued vesting pursuant to the current terms of the awards (prior to the vesting acceleration set forth in the sentence that immediately follows), except that, for purposes of effectuating this Section 7.4(b), a SEACOR Marine Employee’s service with SEACOR Marine or any of its subsidiaries shall be deemed to be service with SEACOR.